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                                                                   EXHIBIT 10.47


                            SUCCESSOR PARTY AGREEMENT

Pfizer Inc. (Pfizer), a Delaware corporation having a principal place of business at 235 East 42nd Street, New York, NY 10017; NeoGene Technologies, Inc. (NeoGene), a Delaware corporation having a principal place of business at 157 Technology Drive, Irvine, California 92618; and The Regents of the University of California (Regents) a California Corporation having its statewide administrative offices at 111 Franklin Street, 5th Floor, Oakland, California 94612-3550 enter into this Agreement as of February 19, 2003.

A.      The parties agree to the following facts:

        (1) NeoGene entered into an exclusive option agreement, UC Control No. 2000-11-0134, under which Regents grated to NeoGene the right to enter into Drug PfinderTM Agreements with Pfizer Inc. with respect only to Regents' Rights in the following UC Cases:
                (1) "ADP-Glucose Receptor," USSN 60/234,025, filed September 20, 2000 (UC Case No. 2001-001) and (2) "Discovery of the KiSS Receptor" (UC Case No. 2002-240-1). The term of the exclusive option agreement, UC Control No. 2000-11-0134, under which NeoGene had the right to enter into the Drug PfinderTM Agreements expired on October 30, 2002.

        (2) Pursuant to the rights granted in the exclusive option agreement, UC Control No. 2000-11-0134, NeoGene entered into two Drug PfinderTM Agreements with Pfizer with respect to "ADP-Glucose Receptor" and "KiSS Receptor".

        (3) As of October 30, 2002, NeoGene has no further rights in the above defined Regent's Patent Rights and Regents has no further obligations to NeoGene regarding the above defined Regent's Patent Rights.

        (4) Regents, NeoGene and Pfizer desire that the Drug PfinderTM Agreements continue, and Pfizer and Regents are in a position to fully perform all obligations that may exist under the Drug PfinderTM Agreements.

        (5) It is consistent with the Pfizer's, NeoGene's and Regent's interest to recognize the Regents as the successor party to NeoGene in the Drug PfinderTM Agreements.

B.      In consideration of these facts, the parties agree that by this
        Agreement:

        (1) NeoGene confirms that NeoGene has no further rights in the above defined Regent's Patent Rights or the Drug PfinderTM Agreements, and requests that Regents be the successor party to NeoGene in the Drug PfinderTM Agreements. Further, NeoGene specifically waives any claims and rights against Pfizer that it now has or may have had in the future in connection with the Drug PfinderTM Agreements.

        (2) The Regents agrees to be bound by terms and conditions contained in the Drug PfinderTM Agreements as if Regents were the original party to the Drug PfinderTM Agreements.

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        (3)     Pfizer recognizes Regents as NeoGene's successor in interest in and to the Drug PfinderTM Agreements. Regents by this Agreement becomes entitled to all rights, titles, and interests of NeoGene in and to the Drug PfinderTM Agreements as if Regents were the original party to the Drug PfinderTM Agreements.

        (4) All payments previously made by Pfizer to NeoGene, and all other previous actions taken by Pfizer under the Drug PfinderTM Agreements, shall by considered to have discharged those parts of the Pfizer's obligations under the Drug PfinderTM Agreements. All payments made by Pfizer after the date of this Agreement in the name of or to Regents shall have the same force and effect as if made to NeoGene, and shall constitute a complete discharge of the Pfizer's obligations under the Drug PfinderTM Agreements, to the extent of the amounts paid.

        (5) The Drug PfinderTM Agreements shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

        (6) Regents agrees to pay all outstanding and future costs for intellectual property (or patent) costs, including charges incurred by Regents' patent counsel but not yet billed, associated with the ADP-Glucose Receptor, the KiSS Receptor and any other work previously licensed by NeoGene and its parent company Spectrum Pharmaceuticals from the Regents.

        (7) Pfizer and Regents agree that NeoGene and its parent company Spectrum Pharmaceuticals are released from any current and future obligations, with the exception of the Confidentiality obligations stated in Section 9 of the Drug PfinderTM Agreements, to support the work of Dr. Olivier Civelli and/or the ADP-Glucose Receptor, KiSS Receptor, or any other receptors that are or may become the subject of current or future Drug PfinderTM Agreements with Pfizer.

THE REGENTS OF THE UNIVERSITY             NEOGENE TECHNOLIGIES, INC.
OF CALIFORNIA



 /s/ David G. Schetter                     /s/ John L. McManus
---------------------------------         --------------------------------------
David G. Schetter                         John L. McManus
Assistant Vice Chancellor                 Vice President
                                          Finance and Strategic Development

2-19-03                                   February 19, 2003
---------------------------------         --------------------------------------
Date                                      Date



PFIZER INC.


 /s/ Mark P. Della Porta
---------------------------------
Name:  Mark P. Della Porta
Title: Site Director, Strategic Alliances


          2/27/03
---------------------------------
Date